NEXTEL COMMUNICATIONS, INC.

SOLICITATION OF CONSENTS With Respect to Zero Coupon Convertible Preferred Stock Due 2013 (Restricted CUSIP No. 65332 V 806 and Registered CUSIP No. 65332 V 863)	OFFER TO EXCHANGE
Series B Zero Coupon Convertible
Preferred Stock Due 2013 for all
outstanding shares of Zero Coupon
Convertible Preferred Stock Due 2013
(Restricted CUSIP No. 65332 V 806 and
Registered CUSIP No. 65332 V 863)

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MARCH 16, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE AS THE SAME MAY BE EXTENDED, THE “CONSENT DATE”).

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MARCH 31, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXCHANGE OFFER EXPIRATION DATE”).

March 3, 2005

To Our Clients:

      Enclosed for your consideration is the Offer to Exchange and Consent Solicitation Statement dated March 3, 2005 (the “Statement”) and a related form of Consent (the “Consent”) and instructions thereto relating to the solicitation (the “Consent Solicitation”) of consents (the “Consents”) by Nextel Communications, Inc. (“Nextel”) from Holders of its outstanding Zero Coupon Convertible Preferred Stock Due 2013 (the “Preferred Stock”) to amend (the “Proposed Amendments”) certain terms of the Preferred Stock and the related certificate of designation (the “Existing Certificate”) to, among other things, (a) provide for a special dividend of $30.00 per share payable upon conversion, (b) change the notice period and accelerate the date on which the Preferred Stock may be redeemed by Nextel from December 23, 2005, to April 30, 2005, and (c) eliminate certain rights including, but not limited to (i) the right the Holders may have under certain circumstances to vote or consent to a merger or sale of substantially all of the assets of Nextel, (ii) the obligation of Nextel to deliver to Holders of the Preferred Stock financial information required pursuant to Forms 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, as amended, and (iii) the requirement of Nextel to offer to purchase the Preferred Stock at December 23, 2005, and December 23, 2008 (inclusively, the “Proposed Amendments”). To amend the Existing Certificate and effect the Proposed Amendments, Nextel must receive consents from holders of at least 66 2/3% of the outstanding shares of Preferred Stock (the “Requisite Consents”) prior to the Consent Date, though as a matter of Delaware corporate law the Proposed Amendments will not become effective until a majority of Nextel’s common stockholders also approve the Proposed Amendments. A consent payment of $15.00 per share will be payable only to Holders who validly deliver their Consents to the Proposed Amendments prior to the Consent Date (the “Consent Payment”).

      The enclosed Statement and related form of Letter of Transmittal (the “Letter of Transmittal”) and instructions thereto are also related to an offer (the “Exchange Offer”) by Nextel to exchange any and all outstanding shares of the Preferred Stock (the “Outstanding Shares”) validly tendered and not withdrawn prior to the Exchange Offer Expiration Date for an equal number of shares of its newly issued Series B Zero Coupon Convertible Preferred Stock Due 2013 (the “Exchange Shares”). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Statement.

      We, directly or through our nominee, are the Holders of Preferred Stock held by us for your account. A delivery of a Consent with respect to such Preferred Stock in the Consent Solicitation and/ or a tender of Outstanding Shares in the Exchange Offer can be made only by us, or our nominee, as the Holder and pursuant to your instructions. The Statement and related Letter of Transmittal and Consent are furnished to you for your information purposes only and cannot be used by you to tender Outstanding Shares held by us in the Exchange Offer or to deliver Consents with respect to the Preferred Stock held by us for your account in the Consent Solicitation.

      We request instructions as to whether you wish to have us tender Outstanding Shares and/or deliver a Consent on your behalf in respect of any or all of the Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer Documents and the Consent Solicitation Documents, respectively. We urge you to read the Statement, the Letter of Transmittal and Consent carefully, and to consult with your financial and legal advisers, as appropriate, before giving us your instructions.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Preferred Stock and submit a consent on your behalf in accordance with the provisions of the Statement. The Consent Solicitation will expire at 5:00 P.M. New York time on Wednesday, March 16, 2005, unless extended or earlier terminated (such time and date, as the same may be extended, the “Consent Date”). The Exchange Offer will expire at 5:00 p.m., New York City time, on Thursday, March 31, 2005, unless extended or earlier terminated (such time and date as the same may be extended, the “Exchange Offer Expiration Date”). Any Outstanding Shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Exchange Offer Expiration Date, and Consents delivered pursuant to the Consent Solicitation may be withdrawn and revoked at any time before the Consent Date, in each case by so instructing us.

      The Consent Solicitation and Exchange Offer are being made simultaneously by Nextel but they are independent and are not conditioned upon each other. Holders may deliver Consents without tendering Outstanding Shares in the Exchange Offer or tender Outstanding Shares in the Exchange Offer without delivering Consents, or they may elect to deliver Consents and tender Outstanding Shares in the Exchange Offer. However, the Exchange Offer is conditioned upon receive the Requisite Consents in the Consent Solicitation.

      If you wish to Consent to the Proposed Amendments and receive the Consent Payment in the Consent Solicitation, we must receive your instructions in ample time to permit us to effect delivery of a Consent on your behalf prior to the Consent Date. If you wish to tender Outstanding Shares and receive Exchange Shares in the Exchange Offer, we must receive your instructions in ample time to permit us to effect a valid tender of Outstanding Shares prior to the Exchange Offer Expiration Date.

      Nextel’s obligation to accept Consents validly executed and delivered and not revoked pursuant to the Consent Solicitation and to accept for exchange Outstanding Shares validly tendered and not withdrawn pursuant to the Exchange Offer is conditioned upon certain conditions described in the Exchange Offer and Consent Solicitation Statement under the headings “The Consent Solicitation — Conditions of the Consent Solicitation” and “The Exchange Offer — Conditions of the Exchange Offer.” In the event that the Consent Solicitation and/ or Exchange Offer is terminated or otherwise not completed, no Outstanding Shares will be accepted for exchange and no Consent Payment will be paid.

      If you wish to have us tender any or all of your Outstanding Shares and/ or deliver a Consent with respect thereto, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize the tender of your Outstanding Shares and/ or delivery of a Consent, all such Outstanding Shares will be tendered and/or related Consents delivered unless you otherwise specify in your instructions.

      The Exchange Offer and the Consent Solicitation are not being made to (nor will tenders of Preferred Stock or delivery of Consents be accepted from or on behalf of) Holders of Preferred Stock in any jurisdiction in which the making or acceptance of the Exchange Offer and the Consent Solicitation would not be in compliance with the laws of such jurisdiction. However, Nextel, in its sole discretion, may take such action as it may deem necessary to make or extend the Exchange Offer and the Consent Solicitation in any such jurisdiction.

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INSTRUCTIONS WITH RESPECT TO

NEXTEL COMMUNICATIONS, INC.

SOLICITATION OF CONSENTS With Respect to Zero Coupon Convertible Preferred Stock Due 2013 (Restricted CUSIP No. 65332 V 806 and Registered CUSIP No. 65332 V 863)	OFFER TO EXCHANGE
Series B Zero Coupon Convertible
Preferred Stock Due 2013 for all
outstanding shares of Zero Coupon
Convertible Preferred Stock Due 2013
(Restricted CUSIP No. 65332 V 806 and
Registered CUSIP No. 65332 V 863)

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MARCH 16, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE AS THE SAME MAY BE EXTENDED, THE “CONSENT DATE”).

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MARCH 31, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXCHANGE OFFER EXPIRATION DATE”).

      The undersigned acknowledge(s) receipt of your letter and the Exchange Offer and Consent Solicitation Statement dated March 3, 2005 (the “Statement”) and the related Consent in connection with the solicitation (the “Consent Solicitation”) by Nextel Communications, Inc. (“Nextel”) of Consents (the “Consents”) from holders of Preferred Stock to the adoption of certain proposed amendments to amend the terms of the Preferred Stock and the related certificate of designation (“Existing Certificate”) to, among other things, (a) provide for a special dividend of $30.00 per share payable upon conversion, (b) change the notice period and accelerate the date on which the Preferred Stock may be redeemed by Nextel from December 23, 2005, to April 30, 2005, and (c) eliminate certain rights including, but not limited to (i) the right the Holders may have under certain circumstances to vote or consent to a merger or sale of substantially all of the assets of Nextel, (ii) the obligation of Nextel to deliver to Holders of the Preferred Stock financial information required pursuant to Forms 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, as amended, and (iii) the requirement of Nextel to offer to purchase the Preferred Stock at December 23, 2005, and December 23, 2008 (inclusively, the “Proposed Amendments”). To amend the Existing Certificate and effect the Proposed Amendments, Nextel must receive consents from holders of at least 66 2/3% of the outstanding shares of Preferred Stock prior to the Consent Date, though as a matter of Delaware corporate law the Proposed Amendments will not become effective until a majority of Nextel’s common stockholders also approve the Proposed Amendments. A consent payment of $15.00 per share will be payable only to Holders who validly deliver their Consents to the Proposed Amendments prior to the Consent Date.

      The Statement and related form of Letter of Transmittal, which we acknowledge receipt of as well, and instructions thereto are also related to an offer (the “Exchange Offer”) by Nextel to exchange any and all Outstanding Shares, validly tendered and not withdrawn prior to the Exchange Offer Expiration Date, for an equal number of shares of its newly issued Series B Zero Coupon Convertible Preferred Stock Due 2013. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Statement.

      This will instruct you whether to execute and deliver the undersigned’s Consent to the Proposed Amendments for the Consent Solicitation upon the terms and subject to the conditions set forth in the Consent Solicitation Documents and/or to tender Outstanding Shares held by you for the account or benefit of the undersigned upon the terms and subject to the conditions set forth in the Exchange Offer Documents.

SIGN HERE

Signature(s) of Holder(s)	Signature(s) of Holder(s)

Name (Please Print)	Name (Please Print)

Address	Telephone No. (Including Area Code)

Dated: ------------------------------ , 2005

City, State and Zip Code

Securities as to Which Consent is Being Given	Number of Shares to Which Consent is Being Given

Nextel Communications, Inc. Zero Coupon Convertible Preferred Stock due 2013 (CUSIP No. 65332 V 806)

Nextel Communications, Inc. Zero Coupon Convertible Preferred Stock due 2013 (CUSIP No. 65332 V 863)

Securities Being Tendered	Number of Shares Tendered

Nextel Communications, Inc. Zero Coupon Convertible Preferred Stock due 2013 (CUSIP No. 65332 V 806)

Nextel Communications, Inc. Zero Coupon Convertible Preferred Stock due 2013 (CUSIP No. 65332 V 863)

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